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                    TV PRODUCTION AND DISTRIBUTION AGREEMENT

This Agreement (including the Exhibit(s) hereto) is made between:-

SWEDISH MATCH GRAND PRIX AB ("SMGP")
Rosenlundsgatan 36, SE-118 85 Stockholm, Sweden

and

SPORTSHOWS TELEVISION LTD ("STV")
60 Parsons Green Lane, London STV6 4HU, United Kingdom

(hereinafter collectively referred to as the "Parties")
(The Swedish Match Tour is referred to as the "Tour")

and sets out the terms and conditions under which STV is contracted by SMGP for TV production and distribution of nine event programmes from event regattas on the Tour in the 2003/4 and 2004/5 seasons.

In this Agreement the following words and expressions shall have the following meanings:

"Content" means electronically recorded audio and visual material such as may be protected by relevant Intellectual property legislation;

"Fees" means all fees payable by SMGP to STV for the Professional Services;

"Initial Term" means the minimum term for which STV will provide the Services;

"Professional Services" means any professional, consulting or support services provided by STV to SMGP under this Agreement;

"Renewal Term" means any term following the Initial Term;

"Services" means the Professional Services and the Supplemental Services;

"Supplemental Fees" means all fees payable by SMGP to STV in respect of Supplemental Services and such fees shall be in accordance with STV's then current prices and pricing policy;

"Supplemental Services" means any agreed certain services and equipment needed by SMGP on a "one-off" or emergency basis where such services are not included within the scope of the Professional Services.

1.      TERMS FOR PARTIES
1.1 Whereby it is agreed that STV and SMGP shall accept the terms in full within this Agreement for television coverage of the Tour TV series.

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2.      COMMISSIONING AGREEMENT
2.1 STV Is commissioned by SMGP to film sailing events on the Tour, to produce programs and to distribute such programs, in accordance what is further described in EXHIBIT 1.

2.2 STV shall provide SMGP with 14 x PAL format DVD and 3 x NTSC format DVD after each production is completed. The cost of the NTSC conversion will be charged to SMGP at cost.

3.      REMUNERATION
3.1 The agreed remuneration for the Professional Services is US$270,000 (two hundred and seventy thousand) US Dollars.

4.      TERM
4.1 The Term of this Agreement will commence on signature of this Agreement and shall continue until December 31, 2004, on which date it shall expire without notice. It is the Parties' intention to enter into a new agreement to replace this Agreement upon its expiration

4.2 The termination of this Agreement shall not affect the validity of the clauses 7 (save for 7.4 and 7.5), 8, 14 and 15.

5.      PAYMENT TERMS
5.1 All costs are included within the agreed Remuneration, including but not limited to all travel and accommodation for TV crew. Additional costs as well as Supplemental Fees shall be agreed separately as a supplement to this Agreement and constitute a part of this Agreement.

5.2 Payment shall be made via electronic funds transfer with all charges paid by sender in 9 equal instalments of US$30,000 (thirty thousand US Dollars) on the 30th day of each month beginning March 2004:

5.3     STV shall issue to SMGP a monthly invoice.

5.4 STV shall issue to SMGP an invoice in respect of all Supplemental Fees either forthwith upon the Supplemental Services being provided or at the end of the month in which the Supplemental Services are provided.

5.5     Payment of all invoices issued by STV to SMGP shall become due fourteen
        (14) days after receipt of the same by SMGP.

5.6 Where applicable STV will charge to SMGP such taxes as may be applicable at the prevailing rate and all other relevant purchase tax on the Fees and Supplemental Fees. Should STV become aware of any such tax, STV shall without delay notify in writing SMGP thereof. Should STV not give a written notice without delay to SMGP, STV will be responsible for any such taxes that could have been avoided had SMGP received such a notice.

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6.      LATE PAYMENTS
6.1 Late payments shall be subject to the prevailing rate of interest at National Westminster Bank, London, England, which shall accrue on a daily basis and is due and payable by SMGP.

7.      RIGHTS
7.1 SMGP shall be the sole and exclusive owner of all results of work performed by STV under this Agreement. Without limitation, films, programming, news rushes, Content, as well as other productions and recordings of the same, shall be considered as results of work performed by STV under this Agreement. SMGP's ownership of such results shall include all intellectual property rights and SMGP shall be entitled to make changes in such results and to transfer its rights to any third party.

7.2 At SMGP's request, STV shall without delay provide SMGP with results of work performed by STV under this Agreement. SMGP shall compensate STV for any costs relating to shipment or similar extra costs for fulfilling such requests.

7.3 SMGP undertakes to indemnify STV against any claims relating to infringements relating to the filming and production of the Tour by third parties, relating to STV's fulfilment of its obligations under this Agreement and provided that STV has followed any directions given by SMGP. This includes, but is not limited to, material protected by copyright, trademark, trade secret, or other intellectual property rights.

7.4 SMGP agrees that STV is allowed to use all materials covered within this agreement for Internet broadcasting.

7.5 SMGP agrees that STV is allowed to use all materials covered within this agreement for their own advertising and promotion in perpetuity.

7.6 SMGP agrees that STV is allowed to use all materials covered within this agreement once this agreement terminates, provided the express written agreement of SMGP is obtained beforehand.

8.      LIMITATION OF LIABILITY
8.1 In no circumstances shall the Parties be liable in contract, tort (including negligence or breach of statutory duty) or otherwise howsoever caused for:

        (i) any loss of profit business contracts revenues or anticipated savings or;
        (ii) any special indirect or consequential damage of any nature whatsoever arising directly or indirectly out of the provision by STV of the Services or of any error or defect therein or of the performance, non-performance, or delayed performance by STV of this Agreement.

8.2 In the event of a technical failure of equipment or of a material failure with video tapes, STV shall endeavour to rectify the failure on site or provide replacement equipment and

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        video tapes at the site but will not be held responsible for any loss or damages caused to any other parties through such failures.

9.      WARRANTY
9.1 SMGP agrees to indemnify and hold harmless STV and Its officers, directors, professional advisers, agents and employees against any losses costs expenses claims damages liabilities penalties actions proceedings or judgments which they may become subject to relating to or arising from:

        a) the infringement or misappropriation or alleged infringement or misappropriation of any copyright, trade secret, patent, trademark or other proprietary right related to any hardware or software utilised by SMGP or otherwise through the performance of the Services;
        b) any violation of any applicable law rule or regulation through the performance of the Services;
        c) any third party claims by SMGP or customers or clients of SMGP, as a result of STV's performance of the Services.

10.     LICENCES
10.1 SMGP licenses STV to distribute the Tour TV series in accordance with this Agreement.

11.     TERMINATION
12.1 Either one of the Parties may by notice in writing immediately terminate this Agreement If the other party shall:

        a) breach this Agreement and in the case of a breach capable of being remedied shall not have remedied the same within 7 days of receipt of a notice identifying such breach and requiring its remedy;
        b) be unable to pay its debts or enters into compulsory or voluntary liquidation or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed, or ceases for any reason to carry on business or takes or suffers any similar action whereby it may be unable to pay its debts.

11.5 Termination of this Agreement for whatever reason shall be without prejudice to any rights or obligations which have accrued prior to termination.

12.     FORCE MAJEURE
12.1 Neither Party shall be deemed to be in default of any provision of this Agreement or be liable for any delay failure of performance or interruption of the provision of the Services to SMGP or the fulfilment of SMGP's obligations towards STV, respectively, resulting directly or indirectly from extraordinary weather conditions, natural disasters or other acts of God, action of any government or military authority, failure caused by hacking or a telecommunications provider or other Internet provider, or other force or occurrence beyond the relevant Party's reasonable control, including without limitation mechanical electronic communications or third party supplier failure.

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13.     RELATIONSHIP OF PARTIES
13.1 None of the provisions of this Agreement shall be deemed to constitute a partnership between the parties and neither party shall be responsible for any act or omission of the other or have the right or authority to bind the other in any way.

14.     GOVERNING LAW
14.1 This Agreement shall be governed by and construed In accordance with the substantive laws of Sweden.

14.2 Each of the parties to this Agreement irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the Courts of Sweden, whereby the Stockholm District Court shall be the exclusive court of first instance.

15.     DISPUTE RESOLUTION
15.1 The Parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement promptly through negotiations between their representatives.

15.2 If the matter is not resolved through negotiation the parties will attempt in good faith to resolve the dispute or claim through an Alternative Dispute Resolution ("ADR") procedure.

15.3 The performance of obligations under the Agreement shall not cease or be delayed by the application of an ADR procedure pursuant to clause 15.2 above.

15.4 If the matter has not been resolved by an ADR procedure within 2 months of the Initiation of such procedure or if either Party will not participate in an ADR procedure the dispute shall be referred to the Courts of Sweden in accordance with clause 14.2 above.

16.     ENTIRE AGREEMENT
16.1 This Agreement shall constitute the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement and supersedes any prior or contemporaneous agreement whether written or oral. Any changes modifications or amendments to this Agreement to be binding must be signed by an authorised officer of both parties. This Agreement does not supersede or terminate any non-disclosure or confidentiality agreement in existence between the parties.

16.2 If any of the provisions of this Agreement are found to be void or unenforceable it shall be deemed to be deleted from this Agreement and the remaining provisions shall continue to apply. The parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision found to be void or unenforceable .

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17.     SERVICE OF NOTICES AND COMMUNICATIONS
17.1 Except as otherwise expressly provided within the Agreement, no notice or other communication from one party to the other shall have any validity under the Agreement unless made in writing by or on behalf of the party concerned.

17.2 Any notice or other communication which is to be given by either party to the other shall be given by letter or by facsimile transmission or electronic mail confirmed by letter. Such letter shall be delivered by hand or sent pre-paid by first class registered or recorded delivery post addressed to the other party. If the other party does not acknowledge receipt of such letter facsimile transmission or item of electronic mail and the relevant letter is not returned as undelivered the notice or communication shall be deemed to have been given 5 working days after the day on which the letter was posted.

18.     WAIVER
18.1 The failure of either party to exercise any right or remedy shall not constitute a waiver of that right or remedy.

18.2 No waiver shall be effective unless it is communicated to the other party in writing.

18.3 A waiver of any right or remedy arising from a breach of contract shall not constitute a waiver of any right or remedy arising from any other breach of the Agreement.

                              ---------------------

This Agreement has been executed in two originals whereof the Parties have taken one each.


Signed for and on behalf of               Signed for and on behalf of
SPORTSHOWS TELEVISION LTD                 SWEDISH MATCH GRAND PRIX AB


/s/ Clifford Webb                         /s/ Pierre Tinnerholm

Clifford Webb                             Pierre Tinnerholm
Managing Director                         President, Swedish Match Grand Prix AB


Dated   30/9/04                           Dated    21/9/2004


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SERVICES TO BE PROVIDED BY SPORTSHOWS TV

Sportshows Television ("Sportshows") agrees to provide the following services:

EVENTS

        o The services to be provided by Sportshows shall include all 9 Swedish Match Tour events, from January 2004 (beginning with the event in USA).

CONCEPT

        o The filming and programming shall follow the Concept described in Sportshows "Swedish Match Tour TV Coverage Proposal" dated [INSERT DATE] (the "Proposal").

EVENT COVERAGE AND ATTENDANCE

        o Sportshows shall provide a crew of at least 4 people at each of the nine events. The crew may increase and shall be tailored to meet the demands in liaison with the local organizer.

        o       The crew at each event shall consist of at least:

                o       2 camera operators
                o 2 on board camera operators (or remote on board camera if necessary)

        o Provide all necessary TV equipment at each event, including but not limited to the following standard equipment:

                o       2 Beta Cameras
                o       2 DV Camcorders and/or 2 remote cameras

                o       1 Schwemm gyro lens
                o       1 super telephoto lens if required
                o       ancillary equipment including tripods, radios, etc.

        o Create an on-site music presentation for the end of the event/trophy presentation (depending on event and circumstances). A dedicated editor shall be added to the crew for such purpose.

NEWS SERVICE

        o       Provide a news cutting service WHERE APPLICABLE.

        o Work with local PR companies to make news rushes available to local, national and international broadcasters.

                                                                            1(2)

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TV PRODUCTION

        o Produce 25 minute shows of each event to form the Swedish Match TV series. The shows shall include the following:

                o Current Tour Leader to introduce the current leaderboard, venue, weather conditions and boats to be used at all events.
                o       Skipper profile
                o       Introduction on the Venue
                o       Preview of competitors at event
                o       Highlight of round robin/opening rounds
                o       Sponsor integration, branding
                o       Highlight event features

        o Distribute end of event news tape to Sportshows contacts (TV networks, producers).

OTHER DISTRIBUTION

        o Distribution, management and placement of 9 shows and news internationally.

        o       Production of special feature segments for distribution.

        o       Reporting and scheduling of broadcast data of Tour programs.

        o Production and distribution of a program copy for each event organizers.

        o       Liaison of barter and placement deals with TV networks.

        o Production of a year end highlight DVD with sales distribution, ON A 50/50 SPLIT WITH SMGP AFTER COSTS INCURRED.

        o Production of a promotional video to be used by event organizers, Tour sales team, sponsor and syndicates.

        o       Broadcast SMT shows on "World Yachting".

        o Contact magazine programs to generate interest and "pitch stories".




                                                                            2(2)

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